ALLIANCE BOND FUND, INC.

                      ARTICLES OF AMENDMENT

                      (Changing its Name to
                AllianceBernstein Bond Fund, Inc.)

     Alliance Bond Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland
(hereinafter called the "Corporation"), certifies to the State
Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

     SECOND: The name of the corporation (hereinafter called the "Corporation") is AllianceBernstein Bond Fund, Inc.

     SECOND: The charter of the Corporation is hereby amended by changing the designations of the Corporation's Portfolios to the designations listed below:

Designation                   New Designation
-----------                   ---------------

U.S. Government Portfolio     AllianceBernstein U.S. Government
Portfolio

Quality Bond Portfolio        AllianceBernstein Quality
                                 Bond Portfolio

Corporate Bond Portfolio      AllianceBernstein Corporate
                                 Bond Portfolio

     THIRD: The amendment to the Charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The Charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     FOURTH: This amendment to the Charter of the Corporation will be effective on March 31, 2003, as permitted by Section
2-610.1 of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, Alliance Bond Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by John D. Carifa, President of the Corporation, and witnessed by Domenick Pugliese, the Assistant Secretary of the Corporation, this 19th day of March, 2003. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                       ALLIANCE BOND FUND, INC.


                                       By: /s/ John D. Carifa
                                           ----------------------
                                             John D. Carifa
                                             President

WITNESS:


/s/ Domenick Pugliese
---------------------
Domenick Pugliese
Assistant Secretary

00250.0123 #421100